                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                           BECKMAN INSTRUMENTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

           2500 Harbor Boulevard, Box 3100, Fullerton, CA 92834-3100
           ---------------------------------------------------------
                                  BECKMAN LOGO

                                                               February 28, 1997

Dear Stockholder:

     You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Beckman Instruments, Inc. to be held at 10:00 a.m., Thursday, April 3, 1997, at the Company's headquarters, 2500 Harbor Boulevard, Fullerton, California.

     The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters to be acted upon. If you plan to attend the meeting in person, please mark the designated box on the proxy card.

     Whether or not you plan to attend personally, and regardless of the number of shares you own, it is important that your shares be represented at the meeting. Accordingly, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED. If you attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.

                                           Sincerely,

                                           [SIG]

                                           LOUIS T. ROSSO
                                           Chairman of the Board and
                                           Chief Executive Officer

           2500 Harbor Boulevard, Box 3100, Fullerton, CA 92834-3100
           ---------------------------------------------------------
                                  BECKMAN LOGO


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD APRIL 3, 1997

TO OUR STOCKHOLDERS:

     The 1997 Annual Meeting of Stockholders of Beckman Instruments, Inc., a Delaware corporation, will be held at the Company's headquarters, 2500 Harbor Boulevard, Fullerton, California, on Thursday, April 3, 1997, at 10:00 a.m. for the following purposes:

     1. To elect a class of directors to serve until the expiration of their term in 2000 and until their successors are elected and qualified;

     2. To approve amendments to the Incentive Compensation Plan of 1990 to expand flexibility for exercise periods and to satisfy certain Internal Revenue Code requirements; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on February 4, 1997 will be entitled to notice of and to vote at the meeting and any adjournment thereof.

     You are cordially invited to attend the meeting. Whether or not you expect to attend, PLEASE PROMPTLY VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY/INSTRUCTION CARD IN THE ENCLOSED U.S. POSTAGE-PAID ENVELOPE. This will ensure that your shares are voted in accordance with your wishes and that a quorum will be present. Even though you have returned your proxy card, you may withdraw your proxy at any time prior to its use and vote in person at the meeting should you so desire.

                                          By Order of the Board of Directors

                                          [SIG]

                                          WILLIAM H. MAY
                                          Secretary

Fullerton, California
February 28, 1997

                           BECKMAN INSTRUMENTS, INC.
                             2500 HARBOR BOULEVARD
                        FULLERTON, CALIFORNIA 92834-3100

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                                  INTRODUCTION

     This Proxy Statement is furnished to holders of shares of common stock, par value $.10 per share ("Common Stock"), of Beckman Instruments, Inc., a Delaware corporation ("Beckman" or the "Company"), in connection with the solicitation by the Company's Board of Directors ("Board") of the accompanying proxy to be used at the 1997 Annual Meeting of Stockholders to be held at the Company's headquarters, 2500 Harbor Boulevard, Fullerton, California, at 10:00 a.m. on Thursday, April 3, 1997, and any adjournment or postponement thereof (the "Annual Meeting"). Copies of this Proxy Statement and the accompanying proxy are being mailed on or about February 28, 1997 to stockholders of record on February 4, 1997.

     The expense of this solicitation will be paid by the Company. In addition to solicitation by mail, officers and employees of the Company may solicit proxies by telephone, by telex, or in person. The Company has engaged the firm of D. F. King & Co., Inc., as proxy solicitors, to whom the fee payable for such services is estimated to be $10,000 plus reimbursement of out-of-pocket expenses. The Company will also reimburse brokers, nominees, fiduciaries and other custodians for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of the stock.

     Only holders of record of Common Stock at the close of business on February 4, 1997 ("Record Date") are entitled to vote at the Annual Meeting. On the Record Date, there were outstanding for voting purposes 28,935,652 shares of Common Stock. Each stockholder shall have one vote per share on all business of the Annual Meeting. The Company's Benefit Equity Trust, established to assist the Company in meeting its stock-related obligations for benefit programs, holds 983,827 of the shares outstanding for voting purposes. These are voted by the trustee in the same proportion as instructions received from employees recently participating in the Company's Employees' Stock Purchase Plan.

     The shares represented by properly executed proxies received in time for the Annual Meeting will be voted. The proxy may be revoked by a stockholder at any time prior to its use by giving written notice of such revocation to the Secretary of the Company, by submitting a later dated proxy, or by voting in person at the Annual Meeting.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Outstanding shares of Common Stock represented by a properly signed and returned proxy will be treated as being present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining or withholding a vote for the election of one or more nominees for director or constituting a broker non-vote.

     The accompanying proxy card provides space to vote for or to withhold voting for any or all nominees for the Board and to cast a vote or abstain from voting on Proposal 2. Directors are elected, and Proposal 2 is approved, by the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. Proxies marked as abstaining as to Proposal 2 or withholding a vote in connection with the election of one or more nominees for director will not be counted as casting votes for Proposal 2 or for such nominees, although the shares covered by such proxies will be included in determining the number of shares present at the meeting and entitled to vote on the subject matter.

     The Company does not presently know of any other business that may properly come before the stockholders for a vote at the Annual Meeting. As to any such other matters, unless a greater or different vote were required by applicable law, the certificate of incorporation or the by-laws, the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter would be required to approve such matter, and abstentions would be treated as described above. Under the rules of the New York Stock Exchange, Inc., brokers who hold shares in street name for customers have the authority to vote on the election of directors and certain other matters when they have not received instructions from beneficial owners, but lack such authority on other matters. Proxies subject to such broker non-votes would not be counted as casting votes for or against any matter as to which authority was so withheld, and the shares covered by such proxies would not be included in determining the number of shares present at the meeting and entitled to vote on the subject matter in question.

     UNLESS OTHERWISE DIRECTED IN THE PROXY, THE PERSONS NAMED IN THE PROXY CARD WILL VOTE FOR THE DIRECTOR NOMINEES AND THE AMENDMENTS TO THE INCENTIVE COMPENSATION PLAN OF 1990, PRESENTED IN THE PROPOSALS BELOW. ALTHOUGH THE COMPANY DOES NOT PRESENTLY KNOW OF ANY OTHER BUSINESS, SHOULD ANY OTHER BUSINESS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THE PROXY CARD WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Four members of the Board are proposed to be elected for a term expiring at the annual meeting of stockholders in the year 2000. The Board currently consists of twelve persons and is divided into three classes, with the term of office of one class expiring each year. All director nominees are currently directors of the Company with terms expiring at this Annual Meeting, with the exception of Peter B. Dervan who is nominated to fill the position currently held by Earnest H. Clark, Jr.

     Mr. Clark will complete his term at the Annual Meeting. He is not standing for reelection in 1997 because he has completed the maximum number of terms allowed for a charter member of the Board beyond the age of 70 years. Mr. Clark has served on the Company's Board of Directors since it became publicly held in 1988. The Board expresses its appreciation for his contributions.

     The persons named in the accompanying proxy intend to vote the shares represented by the proxy for the election of these director nominees, unless authority to vote for one or more of such nominees is withheld in the proxy. The proxies cannot be voted for a greater number of persons than the number of nominees named. The Board is informed that all of the nominees are willing to serve as directors, but if any of them should decline or be unable to act as a director, the persons named in the proxy will vote for such substitute nominee or nominees as may be designated by the Board unless the Board reduces the number of directors accordingly.

                  DIRECTOR NOMINEES FOR TERM EXPIRING IN 2000

     PETER B. DERVAN, PH.D., 51, has been a member of the faculty at the California Institute of Technology since 1973 where he is currently Bren Professor of Chemistry and Chairman of the Division of Chemistry and Chemical Engineering. He serves on the Scientific Advisory Boards of Gilead Sciences, Abbott Laboratories (pharmaceuticals only), Pharmacyclics and Prolinx Biochemistry. He is a member of the Scientific Advisory Board of the Robert A. Welch Foundation. Dr. Dervan is a member of the National Academy of Sciences and the American Academy of Arts and Sciences.

     GAVIN S. HERBERT, 64, is Chairman Emeritus and a current director of Allergan, Inc., a global provider of specialty therapeutic products. Mr. Herbert, who helped found that company in 1950, had served as its Chairman from 1977 to 1995 and as its Chief Executive Officer from 1961 to 1991. He is Founder and Chairman of Regenesis Bioremediation Products, that manufacturers and markets products for environmental remediation, formed in 1994. He was President of SmithKline Beckman Corporation's Eye and Skin Care Products Operations from 1981 to July 1989. Mr. Herbert is a trustee of the University of Southern California and on the Board of Directors of Research to Prevent Blindness and the California Healthcare Institute. He has been a director of Beckman since 1988.

     C. RODERICK O'NEIL, 66, has been Chairman of O'Neil Associates, an investment management consulting firm, since 1987. He co-founded and was Chairman of Greenspan O'Neil Associates from 1984 to 1987. He was Chairman of the Finance Committee of Travelers Companies from 1977 to 1984. He served as a member of the Financial Accounting Standards Advisory Council from 1985 to 1989 and was a Trustee and Past President of the Institute of Chartered Financial Analysts. Mr. O'Neil is a director of AMBAC Inc., AMBAC Treasurers Trust and Fort Dearborn Income Securities, Inc. He is a trustee of Memorial Drive Trust and a member of the Fiduciary Committee of ASARCO. He also holds leadership positions with various community and charitable organizations, such as Riverfront Recapture, Inc., Corporation for Independent Living, and the Hartford Foundation for Public Giving, all of Hartford, Connecticut. He has been a director of Beckman since 1994.

     LOUIS T. ROSSO, 63, has been Chief Executive Officer of the Company since 1988 and Chairman of the Board since 1989. He served as the Company's President from 1982 to October 1993. He also served as a Vice President of SmithKline Beckman Corporation from 1982 to 1989. Mr. Rosso first joined Beckman in 1959 and was named Corporate Vice President in 1974. He is a director of Allergan, Inc. and American Health Properties, Inc. He is a member of the St. Jude Heritage Health Foundation and the Board of Trustees of Harvey Mudd College. Mr. Rosso has been a director of Beckman since 1988.

     Vote Required. The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter is required.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ABOVE NOMINEES.

                         BOARD OF DIRECTORS INFORMATION

CONTINUING DIRECTORS -- TERM EXPIRING IN 1999

     HUGH K. COBLE, 62, has served as Vice Chairman since 1994 and as a member of the Board of Directors of Fluor Corporation, a global engineering and construction company with an investment in low-sulfur coal, since 1984. He joined Fluor Corporation in 1966 where he has held various executive positions in marketing and operations with over ten years of international assignments. He is a member of the American Institute of Chemical Engineers, the National Society of Professional Engineers, the American Petroleum Institute, the World Affairs Council of Orange County (California), and the World Business Advisory Council. He also serves on the boards of directors of Fluor Daniel's major subsidiaries in England and The Netherlands and is a director of Duriron Company, Inc. Mr. Coble has been a director of Beckman since 1996.

     FRANCIS P. LUCIER, 69, is now a partner and formerly served as Chairman of the Board of Hartland & Company, consultants for management of pension finance planning policy and communication, since 1989. He served 21 years with the Black & Decker Corporation, international manufacturer of power tools and home appliances, holding the posts of President, Chief Executive Officer and Chairman of the Board. He served thereafter as Chairman of the Board and Chief Executive Officer of Mohawk Data Sciences Corporation, producers of electronic data processing equipment, and Chairman of the Board of Micon Systems, Inc., a producer of data communications products. Mr. Lucier has been a management consultant since 1985. He is a director of PHH Corporation and Miami Subs Corporation. He has been a director of Beckman since 1988.

     JOHN P. WAREHAM, 55, has served as President and Chief Operating Officer of the Company since October 1993. He served as the Company's Vice President, Diagnostic Systems Group, from 1984 to 1993. Prior thereto, he had been President of Norden Laboratories, Inc., a wholly owned subsidiary of SmithKline Beckman Corporation engaged in developing, manufacturing and marketing veterinary pharmaceuticals and vaccines. Mr. Wareham first joined SmithKline Corporation, a predecessor of SmithKline Beckman Corporation, in 1968. He is a director of Little Rapids Corporation and the Health Industry Manufacturers Association. He has been a director of Beckman since 1993.

     BETTY WOODS, 58, has served as President since 1992 and Chief Executive Officer since 1993 of Blue Cross of Washington and Alaska, one of that area's largest health care contractors. She became Chief Executive Officer of PREMERA, holding company of Blue Cross of Washington and Alaska and Medical

Service Corporation of Eastern Washington, in 1994. She joined Blue Cross of Washington and Alaska in 1976. Ms. Woods serves on the Board of Pacific Northwest Bank and is Chair of the Snohomish County Economic Development Council. She has been a director of Beckman since 1994.

CONTINUING DIRECTORS -- TERM EXPIRING IN 1998

     CAROLYNE K. DAVIS, PH.D., 65, has been a national and international health care advisor to Ernst & Young, certified public accountants, since 1985, and a consultant and advisor to the Board of Beverly Enterprises, Inc., operator of nursing facilities, retirement and congregate living projects, pharmacies and home health care entities, since 1989. Dr. Davis served as Administrator of the Health Care Financing Administration of the U.S. Department of Health and Human Services from 1981 to 1985. She is a member of the Institute of Medicine and the National Academy of Science. Dr. Davis is a trustee for the National Rehabilitation Hospital, Washington D.C. and for the University of Pennsylvania Medical Center and is a member of the Board of Directors for Georgetown University in Washington, D.C. She is a director of Merck & Co., Inc., The Prudential Insurance Company of America, Pharmaceutical Marketing Services, Inc. and Science Applications International Corporation. Dr. Davis has been a director of Beckman since 1989.

     DENNIS C. FILL, 67, is Chairman and Chief Executive Officer of Advanced Technology Laboratories, Inc., a worldwide leader in the development, manufacturing and distribution of medical ultrasound systems, formerly known as Westmark International. He was Chairman of the Board, Chief Executive Officer and President of Westmark from 1986 to 1992. From 1978 to 1987, he served as President and Chief Operating Officer of Squibb Corporation. He is also a director of SpaceLabs Medical, Inc., Morton International, and Cytran, Inc. Mr. Fill has been a director of Beckman since 1994.

     WILLIAM N. KELLEY, M.D., 57, has served in his current role as Chief Executive Officer of the University of Pennsylvania Medical Center and Health System, Dean of the School of Medicine and Executive Vice President of the University since 1989. He was the John G. Searle Professor and Chairman of the Department of Internal Medicine and Professor of Biological Chemistry at the University of Michigan in Ann Arbor from 1975 to 1989. He currently serves on the Board of Directors of the Greater Philadelphia First Corporation, on the Board of Managers of the Wistar Institute, the Board of Directors of the Philadelphia Orchestra Association, the Board of Trustees of Emory University, and as Chairman of the Board of the Leonard Davis Institute of Health Economics. He is a member of the Institute of Medicine of the National Academy of Sciences and serves on the Institute of Medicine Council and is a Fellow of the American Academy of Arts and Sciences. Dr. Kelley is a director of Merck & Co., Inc. He has been a director of Beckman since 1994.

     CHARLES A. HAGGERTY, 55, joined Western Digital Corporation, a manufacturer of hard disk drives, as its President and Chief Operations Officer in June 1992 and has served as its Chairman, President and Chief Executive Officer since July 1993. Prior thereto, he served IBM Corporation in various positions for 28 years, holding the posts of Vice President of IBM's Worldwide OEM Storage Marketing from 1991 to May 1992 and of Vice President/General Manager, Low-End Mass-Storage Products from 1989 to 1991. He is a member of the Board of Trustees of the University of St. Thomas, St. Paul, Minnesota. Mr. Haggerty also serves as a director of Pentair, Inc., Western Digital Corporation, and Sync Research. He has been a director of Beckman since February 1996.

BOARD COMPENSATION AND BENEFITS

     Of the Board's current twelve members, two are officers of the Company who do not receive additional compensation for Board or committee service. The remaining non-employee directors receive an annual $22,000 retainer and $1,000 for each Board and each committee meeting attended. These directors receive an additional business fee equal to the Board meeting fee for each day or significant portion of a day spent on Company business, but are not paid an additional business fee if receiving consulting fees from the Company. Directors who chair major committees of the Board receive an additional fee of $500 per committee meeting.

     In 1994, the Company adopted a Deferred Directors Fee Program that permits directors to defer all or a portion of their retainers and fees until termination of their status as a director. Deferred amounts are treated as having been invested in Common Stock and thus are valued according to fluctuations in the market price of the Common Stock. Distributions will be made in cash only. Directors who have elected to participate in the program are Dr. Kelley in 1995 and Messrs. Coble and Haggerty in 1996 and 1997 (see note 4 to the table shown under "Ownership of Certain Beneficial Owners and Management -- By Directors and Executive Officers" below).

     Non-employee directors of the Company who have not been an employee of the Company or any of its subsidiaries for at least one year prior to the date of grant automatically receive a non-qualified option to purchase 1,000 shares of Common Stock (subject to adjustments occurring after the grant) on the date of each annual meeting of stockholders, pursuant to the Company's Stock Option Plan for Non-Employee Directors approved by stockholders in May 1989 and amended with stockholder approval in 1992. The option price for each option granted is the fair market value on the date of grant. Options are generally exercisable six months from the date of grant (subject to the individual serving as director for the duration of those six months) and expire ten years after the date of grant (subject to earlier termination if the director ceases to serve as a director). The amount of shares pursuant to outstanding options under this plan which are exercisable or which will become exercisable within 60 days of February 28, 1997, are listed in note 1 to the table shown under "Security Ownership of Certain Beneficial Owners and Management -- By Directors and Executive Officers" below.

MEETINGS OF BOARD AND COMMITTEES

     The Company's Board held seven meetings during 1996. A total of twenty-one committee meetings also were held as follows: Finance Committee, six; Organization and Compensation Committee, six; Audit Committee, five; and Nominating Committee, four. For 1996, the average aggregate Board and committee meeting attendance for all current directors was approximately 98%, with each director attending at least 86% of the Board meetings and all committees of the Board of which he or she was a member.

COMMITTEES OF THE BOARD

     Audit Committee. This committee meets with the independent public accountants and internal audit services staff to discuss the annual audit plan and the results of their audit examinations. It also meets with the Company's internal auditors to review the audit services department's activities and to discuss the adequacy of the Company's accounting and control systems. This committee also considers any issues raised by its members, the independent public accountants, the internal audit staff, the legal staff or management. Each year it recommends to the full Board an accounting firm to audit the consolidated financial statements of the Company. This committee currently consists of Mr. Lucier, Chairman, Mr. Herbert, Dr. Kelley, and Ms. Woods.

     Organization and Compensation Committee. This committee reviews and approves major corporate organization structure, reviews performance of corporate officers and establishes overall executive compensation policies and programs. It reviews and approves compensation elements such as base salary, bonus awards, stock option grants and other forms of long-term incentives. No member of the committee may be a member of management or eligible for compensation other than as a director or consultant. This committee currently consists of Mr. Fill, Chairman, Mr. Clark, and Ms. Woods.

     Finance Committee. This committee reviews, approves or modifies management recommendations on corporate financial strategies and policies. It reviews the Company's financing and dividend plans, financial methodologies, and guidelines for acquisitions and other investments and, where appropriate, makes recommendations to the Board. This committee currently consists of Mr. O'Neil, Chairman, Dr. Davis, Mr. Haggerty, and Mr. Herbert.

     Nominating and Corporate Governance Committee. This committee reviews Board compensation and stock ownership matters, develops criteria to determine the qualifications and appropriate tenure of directors, and reviews the qualifications and makes recommendations to the Board regarding director nominees to fill vacancies. It considers stockholder recommendations for Board nominees, which stockholders may submit by delivery to the Secretary of the Company at its headquarters in Fullerton, California, and it may take such action or no action with regard to any such recommendations as it considers appropriate. The committee periodically reviews stockholder enhancement provisions in the Company's certificate of incorporation, by-laws and other corporate documents and it also considers social, ethical and environmental responsibility and matters of significance in areas related to corporate public affairs. This committee currently consists of Mr. Clark, Chairman, Mr. Coble, and Dr. Davis.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Board's Organization and Compensation Committee is a current or former officer or employee of the Company. In addition, there are no compensation committee interlocks between Beckman and other entities involving Beckman executive officers and Beckman Board members who serve as executive officers of such other entities.

     The Company employs the consulting services of Hartland & Company relating to pension finance planning policy and communications for Beckman's Pension Plan and Savings and Investment Plan. Beckman paid Hartland & Company $179,479 for such consulting services in 1996. Until 1997, Mr. Lucier had been a member of the Company's Organization and Compensation Committee. Mr. Lucier is a partner and former Chairman of the Board of Hartland & Company, receives a fee from Hartland & Company for his services, and owns 15% equity interest therein.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

BY DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the amount of shares of Common Stock beneficially owned (as of February 1, 1997, unless otherwise indicated) by directors of the Company, the Chief Executive Officer and the four highest paid executive officers reported in the "Executive Compensation -- Summary Compensation Table" below, and all directors and executive officers as a group. Percentage of ownership is calculated using the number of outstanding shares as of February 4, 1997, the Record Date.

                                                               BECKMAN            PERCENTAGE
    BENEFICIAL OWNER                                         COMMON STOCK        OF OWNERSHIP
    ----------------                                         ------------        ------------
    Directors:
      L. T. Rosso.......................................      441,642(1)(2)          1.53%
      E. H. Clark, Jr...................................        8,100(1)                *
      H. K. Coble.......................................        1,699(1)(4)             *
      C. K. Davis.......................................        8,127(1)                *
      P. B. Dervan......................................          600                   *
      D. C. Fill........................................        4,000(1)                *
      C. A. Haggerty....................................        2,700(1)(4)             *
      G. S. Herbert.....................................       12,529(1)(3)             *
      W. N. Kelley......................................        5,263(1)(4)             *
      F. P. Lucier......................................        9,586(1)(3)             *
      C. R. O'Neil......................................        5,000(1)                *
      J. P. Wareham.....................................      186,138(1)(2)             *
      B. Woods..........................................        3,500(1)                *
    Other Named Executive Officers:
      A. Torrellas......................................       65,601(1)(2)             *
      D. Wilson.........................................       84,186(1)(2)(3)          *
      A. Ziegler........................................       73,841(1)(2)             *
    All Directors, Nominees, and Officers as a group (21
      persons)..........................................    1,062,825(1)(2)(3)       3.67%

---------------
 *  Less than 1% of outstanding shares.

(1) Included are the following shares which directors and executive officers had the current right to acquire, or will have the right to acquire within 60 days of February 28, 1997, upon the exercise of options under the Company's Stock Option Plan for Non-Employee Directors and under the Company's Incentive Compensation Plans for employees, as applicable: Messrs. Clark and Lucier and Dr. Davis, 8,000 shares each; Mr. Herbert, 6,000 shares; Messrs. Fill and O'Neil and Dr. Kelley, 3,000 shares each; Messrs. Coble and Haggerty and Ms. Woods, 1,000 shares; Mr. Rosso, 343,660 shares; Mr. Wareham, 165,810 shares; Mr. Torrellas, 63,515 shares; Mr. Wilson, 62,710 shares; Mr. Ziegler, 67,515 shares; and all directors and executive officers as a group, 872,612 shares.

(2) Included are shares held in trust for the benefit of the named executive officers and employee directors under the Company's Savings and Investment Plan, as follows: Mr. Rosso, 44,670 shares; Mr. Wareham, 1,420 shares; Mr. Torrellas, 832 shares; Mr. Wilson, 8,464 shares; Mr. Ziegler, 805 shares; and all executive officers as a group, 62,525 shares. Also included in the above table are shares of restricted stock which will be issued within 60 days of February 28, 1997, in addition to previously issued shares of restricted stock as to which restrictions have not yet lapsed, as follows:
    Mr. Rosso, 2,379 shares; Mr. Wareham, 1,517 shares; Mr. Wilson, 705 shares; Mr. Ziegler, 691 shares; and all executive officers as a group, 5,743 shares.

(3) Included are shares of Common Stock for the named individuals as follows:
    Mr. Herbert, 6,529 shares held as trustee of a family trust; Mr. Lucier, 1,458 shares held by his pension plan; and Mr. Wilson, 100 shares held as co-trustee of a family trust. Also included are shares of Common Stock for other executive officers totalling 4,142 shares held as trustees or co-trustees in family trusts, in their spouse's name, or as custodian for children.

(4) In addition to the foregoing beneficial ownership amounts, Messrs. Coble and Haggerty elected to defer all of their 1996 annual retainers and meeting fees and Dr. Kelley had deferred all of his 1995 annual retainer and meeting fees, with such amounts treated as though having been invested in Common Stock of the Company. As of December 31, 1996, such amounts constitute the economic equivalent of Common Stock as follows: Mr. Coble, 699 shares; Mr. Haggerty, 700 shares; and Dr. Kelley, 1,263 shares.

BY OTHERS

     Management of the Company knows of no person, except as set forth below, who is the beneficial owner of more than 5% of the Company's issued and outstanding Common Stock. The table sets forth information reported to the Company as of February 14, 1997, with percentage of ownership calculated using the number of outstanding shares on February 4, 1997.

                                                                SHARES               PERCENT
                   NAME OF BENEFICIAL OWNERS              BENEFICIALLY OWNED         OF CLASS
        -----------------------------------------------  ---------------------       --------
        Quantum Industrial Partners LDC and related
          entities.....................................        2,682,600(1)             9.3%
        Brinson Partners, Inc. and related entities....        2,239,146(2)             7.7%

---------------

(1) Based on a joint Schedule 13D amendment dated January 1, 1997, wherein shared voting and dispositive powers and possible deemed beneficial ownership was reported as follows: (1) Quantum Industrial Partners LDC ("QIP"), Quantum Management Investor, L.P. ("QIHMI"), QIH Management, Inc. ("QIH"), Soros Fund Management LLC ("SFM"), George Soros, Stanley F. Druckenmiller, Purnendu Chatterjee, as to 1,005,485 shares (3.5% of the total number of outstanding shares) held for the account of QIP; and (2) Winston Partners, L.P. ("Winston") and Chatterjee Fund Management, L.P. ("CFM"), as to 685,730 shares (2.4% of the total number of outstanding shares) held for the account of Winston. Mr. Soros has sole voting and dispositive power of 991,385 shares (3.4% of the total number of outstanding shares) held for his personal account. Each of Winston, CFM, as the sole general partner of Winston, and Dr. Chatterjee, as the sole general partner of CFM, may be deemed to have the sole power to direct the voting and disposition of 685,730 shares (2.4% of the total number of outstanding shares) held for the account of Winston. The address of the principal office of QIP is Kaya Flamboyan 9, Curacao, Netherlands Antilles. The business address for QIHMI, QIH, SFM. Mr. Soros, Mr. Druckenmiller, CFM, Dr. Chatterjee, Winston, and Mr. Chatterjee is 888 Seventh Avenue, 33rd Floor, New York, New York 10106.

(2) Based on the Schedule 13G amendment dated February 12, 1997, filed by Brinson Partners, Inc. ("BPI") on behalf of itself and its affiliates. BPI, Brinson Holdings, Inc. ("BHI"), Swiss Bank Corporation ("SBC"), and SBC Holding (USA), Inc. ("SBCUSA") report shared voting and dispositive power as to the aggregate total shown above, whereas Brinson Trust Company ("BTC") reports the beneficial ownership and shared voting and dispositive power as to 424,345 shares (1.5% of the total number of outstanding shares). The principal business addresses are as follows: BPI, BTC and BHI, 209 South LaSalle, Chicago, Illinois 60604-1295; SBC, Aeschenplatz 6 CH-4002, Basel, Switzerland; and SBCUSA, 222 Broadway, New York, New York, 10038.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the directors and officers of the Company and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock. In addition, under Section 16(a), trusts for which a Reporting Person is a trustee and a beneficiary (or a member of his immediate family is a beneficiary), may have a separate reporting obligation with regard to holdings and transactions in Common Stock. Specific due dates for these reports have been established and the Company is required to disclose in this proxy statement any failure to file by these dates during 1996. To the Company's knowledge, all of these requirements were satisfied.

                                   PROPOSAL 2

         APPROVAL OF AMENDMENTS TO INCENTIVE COMPENSATION PLAN OF 1990

     The Company's Incentive Compensation Plan of 1990 (the "Plan") was approved by stockholders in 1990 and provided for essentially the same type of incentive awards as the Company's prior 1988 plan. In 1992, stockholders approved amendments to the Plan to extend its term through December 31, 2001 and to increase the number of shares available thereunder. During 1996, the Board's Organization and Compensation Committee completed its review of executive compensation programs and its analysis of the impact of deductibility limits placed on compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). All of the proposed amendments (discussed below) were recommended by the Organization and Compensation Committee and approved by the Board in order to enhance the tax deductibility and competitive effectiveness of the Plan.

PROPOSED AMENDMENTS

     The proposed amendments to the Plan are summarized as follows:

     Amendments pursuant to Code Section 162(m): Annual Individual Maximums, Committee Composition, and Performance-Based Awards. Section 162(m) of the Code and accompanying regulations generally deny tax deduction by the Company for certain compensation in excess of $1 million in any year paid to the chief executive officer and the four other most highly compensated officers, unless such compensation qualifies as performance-based compensation within the meaning of Code Section 162(m) and the regulations thereunder and the material terms of the Plan for such compensation are stockholder approved. The proposed amendments are intended to address the requirements of performance-based awards to preserve the Company's ability to deduct, for U.S. income tax purposes, compensation paid to such officers, and modify the Plan as follows: (1) to establish limits not previously addressed in the Plan which set the maximum number of shares at 150,000 (subject to adjustment under certain circumstances) with respect to which options may be granted to an individual during any calendar year and which set the maximum dollar amount at $2 million with respect to the aggregate total of all performance-based awards (other than stock options) which may be granted to any individual during any calendar year;
(2) to change the definition of the committee granting awards to require that it be composed of two or more "outside directors" within the meaning of Section 162(m); and (3) to change provisions of the existing Performance Awards section of the Plan to allow awards which satisfy the requirements of performance-based compensation within the meaning of Code Section 162(m) and regulations thereunder (as discussed at "Performance Awards" under the "Summary Description of the Plan" below).

     Amendment Affecting Post-Termination Exercise Periods. The other proposed Plan amendment permits the Board's Organization and Compensation Committee to be more flexible in its award considerations by allowing it to establish different post-termination exercise periods or extend such periods, as appropriate, within the maximum term (not to exceed ten years) set for a non-qualified stock option. Currently, the Plan prescribes in general a post-termination exercise period of three years in the event of termination of employment due to retirement, total disability or death, and three months for all other employment termination events. Without the Plan's current limitation, the Board's Organization and Compensation Committee would be allowed to consider circumstances which would indicate that a different post-termination period (but still not to exceed the ten year maximum) is desirable at the time of grant or thereafter. Such circumstances might include, for example, overall Plan effectiveness, incentive effectiveness, competitiveness, or delayed opportunity to exercise options for a period of time after retirement due to potential liability under Section 16(b) of the Securities Exchange Act of 1934, as amended.

SUMMARY DESCRIPTION OF THE PLAN

     This summary of the Plan , as modified to reflect the proposed amendments described below, is qualified in its entirety by the full text of the Plan, a copy of which is attached to this Proxy Statement as Exhibit A. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan. FOR INFORMATION REGARDING OPTIONS AND RESTRICTED STOCK AWARDS GRANTED TO EXECUTIVE OFFICERS OF THE COMPANY, SEE THE MATERIAL UNDER THE HEADING "EXECUTIVE COMPENSATION" FOLLOWING THIS PROPOSAL 2 DISCUSSION.

     Administration. The Plan is administered by the Organization and Compensation Committee of the Board (the "Committee") consisting of two or more members, each of whom is a "non-employee director" as such term is defined for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and an "outside director" as such term is defined for purposes of Section 162(m) of the Code. The Committee has the authority to determine the employees or executive officers to be granted awards under the Plan and to determine the specific terms and conditions of such awards, including the number of shares subject to each award, the price to be paid for shares, and subject to the requirements of applicable law, any performance or other vesting criteria. The Committee makes all other determinations necessary or advisable for the administration of the Plan.

     Eligibility. Any regular employee or executive officer of the Company or its subsidiaries, who are determined by the Committee to be in positions to make significant contributions to the future success of the Company, are eligible for awards under the Plan. Approximately 6,100 employees could be eligible for awards under the Plan. Because participation and the kind and amount of awards are subject to the discretion of the Committee, the amounts to be allocated to any specific persons or groups may not be determined at this time.

     Shares Available for Awards. In 1990, 2 million shares were authorized by stockholders to be available for stock-based awards under the Plan. In 1992, stockholders approved an amendment that authorized for each calendar year beginning with 1993 an additional number of shares to be available equal to 1.5% of the number of shares issued and outstanding on December 31 of the preceding year. Any unused portion of the original authorized amount or of the 1.5% increase for any calendar year and any shares for incentives which have expired or been surrendered without having been exercised or which were otherwise forfeited are included in the amount available under the Plan. Except as subject to adjustments for certain events, no more than 2,175,000 shares may be cumulatively available for issuance of incentive stock options ("ISOs") and the maximum number of shares subject to options that are granted during any calendar year to any individual shall be limited to 150,000 shares. On February 4, 1997, the Record Date for the Annual Meeting, the closing price for a share of the Company's Common Stock reported on the New York Stock Exchange was $39.50.

     The number and kind of shares available under the Plan are subject to adjustment in the event of certain extraordinary events, such as reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares. The number of shares for awards outstanding and any price relating thereto are also subject to appropriate adjustment in these events. The Committee also has absolute discretion to take certain actions and establish terms and conditions relating to outstanding awards prior to succession by another corporation.

     Stock Options. The Committee may grant options qualifying as incentive stock options under the Code and non-qualified stock options. The term of an option is fixed by the Committee, but shall not exceed ten years. The option price shall be fixed by the Committee and shall not be less than the fair market value on the date of grant. In the case of an ISO the price shall not be less than 100% (or 110% in certain cases) of the fair market value determined by the Committee in accordance with Section 422 of the Code and regulations thereunder. To the extent the aggregate fair market value of shares to which ISOs first become exercisable by an optionee in any calendar year exceeds $100,000, such options shall be treated as non-qualified stock options. Unless otherwise provided in the terms and conditions established by the Committee in the applicable award or by resolution thereafter, options are exercisable within (i) three years after Retirement or total disability if and to the extent exercisable on the last day of employment prior to such event, (ii) three months after the optionee otherwise ceases to be employed if and to the extent exercisable on the last day of employment prior to such event, or (iii) within three years from the date of an optionee's death to the extent exercisable by the optionee immediately prior to death. In no event is the option exercisable beyond the term of the option as originally granted. The Committee determines all other terms and conditions of an award of options which it considers appropriate and which are not inconsistent with provisions of the Plan, including, but not limited to, the vesting schedule, any performance vesting requirements, whether the options may be exercised in whole or in part from time to time, and whether and under what circumstances acceleration of the time at which the option may be exercised is permitted.

     Restricted Stock. The price for issuance of restricted stock shares and the terms and conditions of each grant of restricted stock shall be fixed by the Committee. Legal consideration is required for each issuance of restricted stock. Such shares are not transferable until expiration or termination of all restrictions, nor are they subject to attachment or levy of any kind prior to such expiration or termination. No period of restriction shall exceed ten years, but may be subject to earlier expiration or vesting acceleration on such conditions as the Committee may establish.

     Performance Awards. The Committee may grant performance awards in the form of cash, restricted stock, stock, stock options or phantom stock. Performance awards may be granted on such conditions as the Committee shall establish without regard to satisfaction of the requirements of Code Section 162(m). However, for those awards which are intended to satisfy Code Section 162(m) and its regulations as "performance-based compensation" ("Performance Awards"), such awards shall be granted by the Committee on the basis of pre-established targets on a Company, consolidated, segment, subsidiary, division, or individual basis, or any combination thereof, relating to any one or more of the following Performance Criteria: earnings per share, sales growth, pre-tax margin, net earnings (before or after taxes, interest, depreciation and/or amortization), cash flow, economic value added, return on equity or on assets or on net investment, or cost containment or reduction. The Committee shall designate all such Performance Awards as performance-based compensation within the meaning of Code Section 162(m) at the time of award and shall not permit the payment of any such award unless it has certified that the targets have been achieved, except that such award may be paid without regard to satisfaction of the applicable Performance Criteria in certain change of control events or death or total disability as permitted within the meaning of Code Section 162(m). The aggregate maximum per calendar year of all awards (other than stock options) that may be granted to any one individual may not exceed $2 million as determined by the fair market value of the shares subject to the award on the date of grant. The performance period for Performance Awards intending to satisfy Code Section 162(m) shall not be less than one, nor more than ten years. The Committee may make adjustments to the

Performance Criteria and targets relating to outstanding Performance Awards to the extent such adjustments are made to reflect unforeseen (at the time the targets for the Performance Award was established) changes in corporate capitalization, a corporate transaction or any similar event consistent with regulations issued under Code Section 162(m), including any material change in accounting policies or practices affecting the Company or any Performance Criteria or targets.

     Termination of or Changes to the Plan. The Board without further action by the stockholders may terminate this Plan at any time prior to December 31, 2001 and may amend the Plan from time to time as permitted by applicable statutes as it deems desirable. Any amendment that would (i) materially increase the benefits accruing to Participants under the Plan, (ii) materially increase the aggregate number of securities that may be issued under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan, shall be subject to stockholder approval only to the extent then required by applicable law or deemed necessary or advisable by the Board. The Committee may waive conditions or limitations on awards that it had earlier by discretion imposed and make other changes to the Plan or an outstanding award, except that changes affecting a Participant's existing benefits or rights in a materially adverse manner may be done only with the written consent of the Participant. No award may be granted under the Plan after December 31, 2001, but outstanding options and restricted stock previously issued may extend beyond that date.

FEDERAL INCOME TAX CONSEQUENCES

     The federal income tax consequences of the Plan under current federal law, which is subject to change, are summarized in the following discussion which deals with general tax principles applicable to the Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

     With respect to nonqualified stock options, the Company is generally entitled to deduct an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the Company is generally not entitled to a similar deduction either upon grant of the option or at the time the option is exercised. The current federal income tax consequences of other awards authorized under the Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value of the stock over the purchase price only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); and performance awards generally are subject to tax at the time of payment; in each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income. If an award is accelerated under the Plan, the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration. Furthermore, if the compensation attributable to awards is not "performance-based" within the meaning of Section 162(m) of the Code, the Company may not be permitted to deduct such compensation in certain circumstances.

     Vote Required. The affirmative vote of a majority of the shares of the Beckman Common Stock present, or represented, and entitled to vote at the Annual Meeting is required for the amendments to the Incentive Compensation Plan of 1990 to be approved.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                             EXECUTIVE COMPENSATION

     The following table sets forth information for the last three fiscal years, as to the Chief Executive Officer and the four highest paid executive officers of the Company in 1996:

                           SUMMARY COMPENSATION TABLE

                                                                   LONG-TERM COMPENSATION
                                                         ------------------------------------------
                                                                    AWARDS
                                                         -----------------------------
                                          ANNUAL                          SECURITIES      PAYOUTS
                                     COMPENSATION(1)       RESTRICTED     UNDERLYING     ----------
                                   --------------------      STOCK         OPTIONS/         LTIP        ALL OTHER
    NAME AND PRINCIPAL             SALARY(2)   BONUS(3)  AWARD(S)(4)(5)     SARS(6)      PAYOUTS(7)  COMPENSATION(8)
         POSITION           YEAR      ($)        ($)          ($)             (#)           ($)            ($)
--------------------------  ----   ---------   --------  --------------  -------------   ----------  ---------------
Louis T. Rosso              1996    505,504    261,600        91,311     50,000 shares         --         4,500
Chairman of the Board       1995    478,836    291,000       101,841     50,000 shares         --         4,500
and Chief Executive
Officer                     1994    462,375    215,500       105,707     84,000 shares         --         4,500

John P. Wareham             1996    352,752    174,900        58,252     26,000 shares         --         4,500
President, and              1995    335,840    184,300        65,450     26,000 shares         --         4,500
Chief Operating Officer     1994    325,008    138,500        67,583     45,000 shares         --         4,500

Arthur A. Torrellas         1996    219,856     75,500            --      8,500 shares     20,700         4,500
Vice President,             1995    210,744     88,300            --      8,500 shares     23,600         4,500
North American and          1994    203,392     73,800            --     12,000 shares     27,100         4,500
European Field Operations

Dennis K. Wilson,           1996    215,600     77,500        27,060     11,000 shares         --         4,500
Vice President, Finance     1995    206,668     83,200        30,792     11,000 shares         --         4,500
and Chief Financial
Officer                     1994    200,004     60,000        31,992     20,000 shares         --         4,500

Albert R. Ziegler           1996    210,112     75,800        26,527      8,500 shares         --         4,500
Vice President,             1995    203,328     80,500        29,859      8,500 shares         --         4,500
Diagnostic Development      1994    202,834     66,100            --     16,000 shares     24,400         4,500
Center

---------------
(1) The aggregate amount of other annual compensation for each named individual did not equal or exceed the threshold for reporting herein (i.e., the lesser of either $50,000 or 10% of the total of such individual's annual salary and bonus) for each of the fiscal years reported and, therefore, is not shown.

(2) Amounts shown include salary reductions under the Company's Flexible Benefits Plan and compensation deferred under the Savings and Investment Plan, pursuant, respectively, to Sections 125 and 401(k) of the Internal Revenue Code of 1986, as amended.

(3) These amounts were paid pursuant to annual Executive Bonus and Executive Incentive Plans and were contingent upon the attainment of certain organizational and individual goals prescribed by the Board's Organization and Compensation Committee. Awards for services performed in 1994, 1995 and 1996 were paid in cash. The plans did not provide for deferrals.

(4) The amounts shown represent the values of restricted stock to be issued under the Incentive Compensation Plan of 1990 as elected by the individuals shown in lieu of a cash payment of awards under the long-term incentive plan, the Two-Year Economic Value Added Incentive Plan ("LTIP") (see also note 7 below). For purposes of this table, values were calculated using the respective year-end closing price per share and do not include any diminution effect attributable to restrictions on such stock. The number of whole shares of restricted stock per individual is determined by adding
    33 1/3% to the amount which would have been paid in cash under the LTIP cycle and dividing this amount by the year-end closing price per share of Common Stock (for 1996, the year-end closing price was $38.375 as reported on the New York Stock Exchange). The number of shares of restricted stock per named individual (to be issued in March 1997 on the date that cash awards are paid to other LTIP participants) is as follows: Mr. Rosso, 2,379 shares; Mr. Wareham, 1,517 shares; Mr. Wilson, 705 shares; and Mr. Ziegler 691 shares. Restrictions lapse 24 months from the date of issuance, but can lapse sooner in the event of death, total disability, normal or late retirement pursuant to the Company's Pension Plan, and a change of control of the Company (as defined in the Restricted Stock Agreement). Non-preferential dividends are paid.

(5) The aggregate restricted stock holdings at 1996 year-end for the named individuals and their values (calculated by multiplying the number held by the year-end per share closing price of $38.375, and not including any diminution effect attributable to the restrictions on such stock) are as follows: Mr. Rosso, 6,670 shares, $255,961; Mr. Wareham, 4,274 shares, $164,015; Mr. Wilson, 2,017 shares, $77,402; and Mr. Ziegler, 844 shares, $32,389. The foregoing number of shares of restricted stock represent the shares of restricted stock received in 1995 and 1996 in lieu of cash payment of the LTIP cycle one and cycle two. Pursuant to the 1995 and 1996 grants, restrictions as to 100% of the grant lapse two years from the date of grant. For both grants, restrictions may lapse sooner in the event of termination of employment due to death or total disability, retirement occurring at least six months after the award, or a change of control (as defined in the Restricted Stock Agreement). Non-preferential dividends are paid.

(6) No Stock Appreciation Rights (SARs) have been granted and none are outstanding. Options are for shares of Common Stock. One-half of the number of shares shown for 1994 relate to options with a performance vesting feature (see "Option Exercises and Year-End Option Values" below for description of performance vesting feature).

(7) Consists of cash payouts under the two-year performance cycles one, two and three ending in 1994, 1995 and 1996, respectively, pursuant to the Company's long-term incentive plan ("LTIP"), the Two-Year Economic Value Added Incentive Plan. Awards are based on total company performance in maintaining and improving the efficiency of capital as measured by certain financial objectives. Under the LTIP, no payouts would have been made if the threshold performance level established by the Organization and Compensation Committee had not been met. When the minimum or threshold performance level is met for each two-year cycle, the percentage of the target award eventually paid to participants depends upon the overall results achieved for the two-year performance period compared to target. Amounts shown are based upon base rates of pay at the end of each two year cycle. Payouts are made in cash under the LTIP; however, the Committee may grant an award of restricted stock under the Incentive Compensation Plan of 1990 in lieu of cash payout under the LTIP Plan. See note 4 above regarding the restricted stock in lieu of cash payout alternative.

(8) Amounts shown reflect Company matching contributions to the defined contribution plan, wherein eligible employees of the Company and certain subsidiaries may invest in various funds generally up to 15% of their compensation through payroll deductions. The Company makes contributions to the plan equal to 50% or 60%, depending upon investment of Company matching contributions, of up to the first 5% of each employee's contribution (subject to certain limitations).

FISCAL YEAR OPTION GRANTS

     The following table sets forth the number of options granted and the estimated grant date present value for the named executive officers during the fiscal year ended December 31, 1996:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                   INDIVIDUAL GRANTS
---------------------------------------------------------------------------------------
                                             PERCENT OF
                            NUMBER OF          TOTAL
                            SECURITIES      OPTIONS/SARS                                    GRANT DATE VALUE
                            UNDERLYING       GRANTED TO      EXERCISE OR                    ----------------
                           OPTIONS/SARS     EMPLOYEES IN     BASE PRICE      EXPIRATION        GRANT DATE
          NAME              GRANTED(#)      FISCAL YEAR        ($/SH)           DATE        PRESENT VALUE($)
-------------------------  ------------     ------------     -----------     ----------     ----------------
L. Rosso.................     50,000(1)         10.9%          $ 40.75          4/3/06       $ 728,000(2)(3)
J. Wareham...............     26,000(1)          5.7%            40.75          4/3/06         378,560(2)(3)
A. Torrellas.............      8,500(1)          1.9%            40.75          4/3/06         123,760(2)(3)
D. Wilson................     11,000(1)          2.4%            40.75          4/3/06         160,160(2)(3)
A. Ziegler...............      8,500(1)          1.9%            40.75          4/3/05         123,760(2)(3)

---------------

(1) No free-standing or tandem Stock Appreciation Rights (SARs) were granted in 1996. Non-qualified stock options were granted in 1996 pursuant to the Company's Incentive Compensation Plan of 1990 at an option price equal to the fair market value of the stock at the date of grant. The option price may be paid by delivery of already owned shares, subject to certain conditions. The number of options exercisable increases in 33% increments after each successive anniversary of the date of grant. Options may become exercisable sooner in the event of death, disability, or retirement occurring after six months from the date of grant or in the event of a change of control. The options have a term of ten years, subject to sooner expiration in the event of termination of employment. The Organization and Compensation Committee of the Board retains discretion, subject to plan limits, to modify the terms of outstanding options, to reprice options, and to adjust the number, price and kind of shares in the event of certain changes affecting Company stock. No adjustment or repricing of any options has occurred.

(2) Grant date present value estimates were made using a variation of the Black-Scholes pricing model. The following factors and assumptions were used: option price ($40.75, the fair market value on the date of grant); term of option (10 years); risk of forfeiture due to termination (adjusted by 3% for each year of the three-year vesting period); risk free rate of return (6.72%); dividend yield (1.50%); volatility (.180); and market price ($40.75).

(3) Although the Black-Scholes pricing model is widely used, the value of stock options cannot be guaranteed because of the wide range of assumptions and variations which may occur from time to time. No assumptions made in connection with this table are intended to represent a forecast of possible future appreciation of Common Stock, stockholder return, or performance of the Company.

OPTION EXERCISES AND YEAR-END OPTION VALUES

     None of the named executive officers exercised stock options during the fiscal year ended December 31, 1996. No free-standing or tandem Stock Appreciation Rights (SARs) have been granted. The table below shows the number of exercisable and unexercisable in-the-money stock options and their values at fiscal year-end. An option is in-the-money if the fair market value of the underlying securities exceeds the exercise price of the option.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES

                                            NUMBER OF SECURITIES
                                           UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                                                OPTIONS/SARS                IN-THE-MONEY OPTIONS/SARS
                                               AT FY-END(#)(1)                   AT FY-END($)(2)
                                        -----------------------------     -----------------------------
                   NAME                 EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
    ----------------------------------  -----------     -------------     -----------     -------------
    L. Rosso..........................    296,380           97,780        $ 4,942,803       $ 477,048
    J. Wareham........................    141,000           51,070          2,341,224         250,758
    A. Torrellas......................     55,865           16,235            972,928          76,447
    D. Wilson.........................     52,050           21,770            846,411         108,051
    A. Ziegler........................     59,185           16,915          1,012,768          84,607

---------------

(1) All options granted have a term of ten years, subject to earlier termination. Options become exercisable in general over periods of two, three or four years from dates of grant, with the exception of a 1994 grant of options resulted in variable vesting dates based on the achievement of targeted stock appreciation levels. Under this 1994 stock option grant with a performance vesting feature, the options vested if the average Common Stock per share price met certain targeted stock appreciation levels during the first four years from the date of grant. All targets were timely achieved and the 1994 stock option grant with the performance vesting feature became fully vested in 1996.

(2) Values were calculated by multiplying the closing market price of the Common Stock at December 31, 1996 ($38.375 per share) by the respective number of shares and subtracting the option price, without any adjustment for any vesting or termination contingencies or other variables.

TERMINATION AND MANAGEMENT CHANGE IN CONTROL AGREEMENTS

     All senior management who are Vice Presidents or above of the Company, including the named executives, have entered into agreements with the Company that are effective if, within two years after the occurrence of a change in control of the Company (as defined in the agreements), any of these individuals is terminated without cause or has a material change to compensation or responsibilities. Under these agreements, the Company will pay up to three times the individual's annual compensation as specified in the agreements, as well as a limited continuance of certain Company benefits.

DEFINED BENEFIT PENSION PLANS

     The Company's defined benefit qualified and non-qualified supplemental pension plans provide pension benefits to employees, including officers of the Company, based upon the average of the highest 60 consecutive months of eligible compensation and years of eligible service. Eligible compensation includes basic salary, bonuses earned during the year and the LTIP cash payouts. Benefit amounts are offset generally by a portion of the employee's Social Security Covered Compensation and, if applicable, amounts from any other similar Company or subsidiary sponsored plan. If an employee elects a form of payment providing a benefit for his or her beneficiary, the benefit amount for the employee is reduced.

     Normal retirement age generally is 65, but employees may continue employment beyond age 65 and earn additional retirement benefits. Credited years of eligible service at late retirement for Mr. Torrellas and at normal retirement for the other named executive officers would be as follows: Mr. Rosso, 40 years; Mr. Wareham, 38 years; Mr. Torrellas, 20 years; Mr. Wilson, 30 years; and Mr. Ziegler, 30 years.

     The Company has entered into agreements with Mr. Torrellas and Mr. Ziegler under the non-qualified supplemental pension plan. Under certain stipulations on employment tenure, the agreement with Mr. Torrellas provides for additional retirement benefits from the non-qualified plan as if he had a 38% increase in the single life annuity amount under the Company's qualified pension plan. The agreement with Mr. Ziegler provides a benefit from the non-qualified plan equal to the amount, with offsets for a certain Swiss retirement plan benefit and adjustments for differentials in Swiss and United States social security systems, he would have received if all service with SmithKline and SmithKline Beckman (the Company's former parent) had been included in the Company's qualified plan benefit.

     The following table illustrates the annual pension benefits, before any offsets, calculated as a single life annuity, payable at normal retirement.

                               PENSION PLAN TABLE

                                                     YEARS OF SERVICE
                  --------------------------------------------------------------------------------------
REMUNERATION*        15           20           25           30           35           40           45
-------------     --------     --------     --------     --------     --------     --------     --------
  $ 300,000       $ 76,500     $102,000     $127,500     $153,000     $178,500     $186,000     $193,500
    350,000         89,250      119,000      148,750      178,500      208,250      217,000      255,750
    400,000        102,000      136,000      170,000      204,000      238,000      248,000      258,000
    450,000        114,750      153,000      191,250      229,500      267,750      279,000      290,250
    500,000        127,500      170,000      212,500      255,000      297,500      310,000      322,500
    550,000        140,250      187,000      233,750      280,500      327,250      341,000      354,750
    600,000        153,000      204,000      255,000      306,000      357,000      372,000      387,000
    650,000        165,750      221,000      276,250      331,500      386,750      403,000      419,250
    700,000        178,000      238,000      297,500      357,000      416,500      434,000      451,500
    750,000        191,250      255,000      318,750      382,500      446,250      465,000      483,750
    800,000        204,000      272,000      340,000      408,000      476,000      544,000      612,000

---------------
* The annual average of the highest sixty consecutive months of eligible compensation.

                    ORGANIZATION AND COMPENSATION COMMITTEE
                      REPORT ON EXECUTIVE COMPENSATION(1)

     The Board's Organization and Compensation Committee is composed of independent non-employee directors. Among the committee's responsibilities is the establishment of the Company's executive compensation philosophy and the approval and administration of the compensation programs and other matters relating to the employment of executive officers. From time to time, the committee uses the advisory services of independent compensation and benefits consultants in meeting its responsibilities.

COMPENSATION PROGRAM REVIEW

     In connection with the execution of its redirected business strategy to enhance shareholder return, the Company initiated a comprehensive review of the executive compensation program in fiscal 1996, utilizing the services of an independent compensation consulting firm. In addition to approving a total compensation philosophy and strategy, the committee adopted a new compensation program for executive officers that is intended to support the execution of the Company's business strategy and motivate and reward management for achieving superior Company performance. The principal objectives of the new compensation program are to:

     - Align the interests of executive officers with those of the Company's shareholders by tying a significant portion of compensation to the Company's performance;

     - Attract and retain highly talented and productive executives; and

     - Provide incentives for superior performance by providing the opportunity for above-average compensation.

     To support attainment of the objectives stated above, the committee approved a number of changes to the compensation program in 1996. They include:

     - Adopting share ownership guidelines for executive officers to improve the alignment of management and shareholder interests;

     - Increasing the at-risk emphasis in the executive compensation program by increasing the potential payout under the management incentive plans for superior performance;

     - Establishing a comparator group of above-average-performing companies for the purpose of benchmarking compensation practices and financial performance (for use in addition to other data sources); and

     - Setting a strategy that calls for providing total compensation at the 50th percentile of competitive pay for target (budgeted) performance and at the top quartile of competitive pay for superior performance.

COMPETITIVE ASSESSMENT

     The committee believes that, for the most part, many of the Company's direct competitors for executive talent consist of privately held foreign corporations, divisions of substantially larger corporations, and the companies in the comparator group. Many of these companies are not members in the S&P medical products peer group used to compare shareholder return (as depicted in the Performance Graph following this report in this proxy statement). Therefore, the primary compensation data sources used to determine the competitiveness of Beckman's executive compensation levels for 1996 were Towers Perrin's Compensation Data Bank and information in the proxy statements of the comparator group companies. Competitive compensation levels for executive benchmark positions were derived using single-regression analysis based on the magnitude of company sales.

---------------

(1) This Section is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 ("Securities Act") or the Securities Exchange Act of 1934 ("Exchange Act"), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

COMPENSATION PROGRAM

     Beckman's executive compensation program has three major components: base salary, annual incentives, and long-term incentives. Each component has a different purpose, and the components are provided to key executives in various combinations and are structured to meet various business objectives. Each component is discussed below.

BASE SALARY

     Base salary is targeted to be in the 50th percentile range of competitive practice. Increases in base salary for executive officers, excluding the CEO, in 1996 averaged 4.7% and were determined on the basis of competitive base salary at the median, salary range position, individual performance, and competitive salary rate increases.

     The base salary for the CEO is set by the committee. Mr. Rosso's salary was increased to $515,000 from $486,500 (a five percent increase) effective May 1, 1996. In determining Mr. Rosso's base salary, the committee largely followed the same process as the one it follows for other executive officers.

ANNUAL INCENTIVES

     Under the 1996 executive bonus program, incentive awards were linked to EPS and sales revenue targets. Mr. Rosso's targeted annual incentive was 51% of salary. For the fiscal year ending December 31, 1996, the CEO earned an annual incentive award of $261,600. This represented 50.8% of base salary, with 42% of base salary attributable to the level of EPS achievement, 4.2% of base salary attributable to the target for sales revenue in combination with the EPS results, and the remainder reflecting the committee's evaluation of Mr. Rosso's performance against pre-established work outcomes.

     The combination of Mr. Rosso's base salary earnings of $505,504 in 1996 and his earned award under the 1996 bonus program produced earned cash compensation of $767,104. This is 13.5% below the 50th percentile of competitive cash compensation for his position as derived from the compensation data sources.

     Annual incentives are intended to motivate executives to work effectively as a team to achieve the Company's annual financial objectives and to reward them when these objectives are met. The Company adopted a new Annual Incentive Program (AIP) for fiscal 1997 under which incentive payments are linked to financial measures of EPS growth, sales growth, pretax margin, economic value added, and individual performance. Under the 1997 AIP, individual incentive awards range from zero to 115% of salary for the CEO and Chief Operating Officer and from zero to 75% for the other executive officers.

LONG-TERM INCENTIVES

     The Company provides long-term incentives in the form of stock options, restricted stock, and performance-based compensation under the Incentive Compensation Plan of 1990. For 1997, the Company amended this plan in light of
Section 162(m) of the Internal Revenue Code (discussed further below and in this proxy statement under "Proposal 2 -- Approval of Amendments to the Incentive Compensation Plan of 1990") and terminated the Economic Value Added Incentive Plan. The committee also adopted the Performance Vesting Stock Program (PVSP), effective in 1997, under which contingent grants of restricted stock are made at fair market value, with vesting of shares contingent on the attainment of a certain share price level over a specified period.

     For the two-year cycle ending December 31, 1996, under the Economic Value Added Incentive Plan, Mr. Rosso earned an award of $68,500 (13.3% of base salary) which was below the incentive opportunity achievable for increasing financial results to the targeted level. Below plan operating profit combined with a higher than planned capital charge caused a shortfall in the economic value added and a lower incentive payout for all participants. In lieu of a cash payment under this plan, Mr. Rosso will receive restricted stock under the Incentive Compensation Plan of 1990 (as discussed in the proxy statement at Note 4 of the "Summary Cash Compensation" table).

     Stock options have been used historically by the Company as a significant element of the compensation program at the executive level and they represent the primary link to shareholder value creation. In April 1996, the committee approved a grant of non-qualified stock options at fair market value, with a ten-year term and three-year time-based vesting period. The grant levels for executive officers, including the CEO were at approximately the 50th percentile of option grant values calculated from data reported in the Towers Perrin Long-Term Incentive Plan Survey. (See further information on the 1996 stock option grants at "Fiscal Year Option Grants" in the proxy statement).

TAX DEDUCTIBILITY UNDER CODE SECTION 162

     The committee completed its assessment of program modifications advisable in light of the provisions of the Omnibus Budget Reconciliation Act of 1993. This legislation amended Section 162 of the Internal Revenue Code by generally limiting to $1 million the deductibility of compensation paid to certain executives, with some exceptions for certain performance-based and other compensation. These modifications are discussed further in the proxy statement under "Proposal 2 -- Amendments to the Incentive Compensation Plan of 1990."

     The committee believes that its primary responsibility is to provide compensation programs that attract, retain and award the executive talent in a manner that is in the best interests of both the Company and its shareholders. Accordingly, the committee will consider the appropriate balance with tax deductibility levels, but will not necessarily be limited by this consideration, as it determines executive compensation strategy.

OTHER MATTERS

     No member of the committee is a former or current officer of the Company. Mr. Lucier was a member of the committee during 1996 and participated in the compensation program review and the design of the new program, as well as 1996 base salary determinations. He is not serving on the committee in 1997 and did not participate in 1996 performance assessments performed in early 1997.

                                          Organization and Compensation
                                          Committee

                                          Dennis C. Fill
                                          Earnest H. Clark, Jr.
                                          Francis P. Lucier
                                          Betty Woods

                              PERFORMANCE GRAPH(1)

     The line graph below compares the cumulative total stockholder return on Beckman's Common Stock (based on its market price and assuming reinvestment of dividends) with the S&P 500 Composite Index and the S&P 500 Medical Products Index for the last five fiscal years.

     Stock price performance shown on the graph is not necessarily indicative of future price performance and in no way reflects the Company's forecast of future financial performance.

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN

        MEASUREMENT PERIOD                                                     S&P 500 MED.
      (FISCAL YEAR COVERED)               BECKMAN             S&P 500              PROD.
      ---------------------               -------             -------          ------------
            12/91*                          100                 100                 100
            12/92                           133                 108                  86
            12/93                           154                 118                  65
            12/94                           160                 120                  77
            12/95                           205                 165                 131
            12/96                           226                 203                 150

---------------

 *  Assumes $100 invested on December 31, 1991.

---------------

(1) This Section is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board has appointed the Audit Committee, whose members and functions are described under "Board of Directors Information -- Committees of the Board" above. Upon recommendation of the Audit Committee, the Board has appointed the firm of KPMG Peat Marwick LLP as the Company's independent accountants for the current year. KPMG Peat Marwick LLP has served as auditor of the Company since it was selected in March 1990 to serve as the Company's independent accountant for the year ended December 31, 1990.

     Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                             ADDITIONAL INFORMATION

ANNUAL REPORT

     A copy of the 1996 Annual Report to stockholders which includes the financial statements, but excludes Form 10-K exhibits, is being mailed to each stockholder of record as of February 4, 1997, together with the proxy materials.

DEADLINE FOR STOCKHOLDER PROPOSALS

     Any proposal of an eligible stockholder intended to be presented at the Company's 1998 annual meeting must be received in writing by the Secretary of the Company on or before October 30, 1997, if the proposal is to be considered by the Board for inclusion in the Company's proxy materials for that meeting.

OTHER BUSINESS

     The Board does not intend to present any business at the Annual Meeting other than as stated above. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          [SIG]

                                          WILLIAM H. MAY
                                          Secretary

February 28, 1997

                                                                       EXHIBIT A

                           BECKMAN INSTRUMENTS, INC.
                      INCENTIVE COMPENSATION PLAN OF 1990
                      (AMENDED AND RESTATED APRIL 4, 1997)

1. PURPOSE OF PLAN.

     The purpose of this Plan is to enable Beckman Instruments, Inc. and certain of its Subsidiaries to continue to compete successfully in attracting and retaining Employees with outstanding abilities by making it possible for them to acquire Shares of the Company's Common Stock on terms which will give them a more direct and continuing incentive to make substantial contributions to the future success of the Company's business.

2. DEFINITIONS.

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended, or any successor code thereto.

     "Company" means Beckman Instruments, Inc., a Delaware corporation.

     "Committee" means the Board or a committee appointed by the Board to administer this Plan, which committee shall be comprised only of two or more directors or such greater number of directors as may be required under applicable law, each of whom (i) in respect of any transaction at a time when the affected Participant may be subject to Section 162(m) of the Code, shall be an "outside director" within the meaning of Section 162(m) of the Code, and (ii) in respect of any transaction at a time when the affected Participant may be subject to Section 16 of the Securities Exchange Act of 1934 as amended ("Exchange Act"), shall be a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) under the Exchange Act. The Organization and Compensation Committee may be this committee if it meets these requirements.

     "Common Stock" means common stock of the Company, par value $.10 per Share.

     "Employee" means a person regularly employed by the Company or by a Subsidiary.

     "Incentive" means any option, restricted stock or performance award granted or issued under the Plan.

     "Parent Corporation" means any corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     "Participant" means an Employee who receives an Incentive which, in whole or in part, remains outstanding.

     "Plan" means the Beckman Instruments, Inc. Incentive Compensation Plan of 1990, as amended.

     "Retirement" means termination of employment of a Participant pursuant to the Company's applicable retirement policy or plan as determined by the Committee in its discretion.

     "Shares" means shares of Common Stock of the Company.

     "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3. STOCK AVAILABLE FOR INCENTIVES.

     (a) Stock Subject to the Plan. For each calendar year from and including the calendar year beginning January 1, 1993, a number of Shares equal to the amount of 1.5% of the total number of issued and outstanding Shares as of December 31 of the calendar year immediately preceding such year (the "1.5% Limit") shall become available for issuance under the Plan. In addition, (i) any unused portion of the Shares remaining from those reserved in 1990 for issuance under the Plan, (ii) any Shares relating to Incentives granted at any time under the Plan which have expired or have been surrendered, including but not limited to Shares covered by options which have expired or which have been surrendered without having been exercised and Shares of restricted stock forfeited to the Company, and (iii) any unused portion of the 1.5% Limit for any calendar year, shall be added to the aggregate number of Shares available for issuance in each calendar year under the Plan. In no event, except as subject to adjustment as provided in Section 3(b), shall more than 2,175,000 Shares be cumulatively available for issuance pursuant to the exercise of options awarded under the Plan which qualify as incentive stock options ("ISOs") under the Code. The maximum number of Shares subject to options that are granted during any calendar year to any individual shall be limited to 150,000 shares, subject to adjustments contemplated by Section 3(b).

     (b) Adjustments and Reorganizations. The number of Shares subject to this Plan shall be appropriately adjusted if the outstanding Shares are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares. The number of shares covered by outstanding options and the exercise price therefor shall likewise be appropriately adjusted whenever the number or kind of shares shall be increased or reduced by any such procedure after the date or dates on which such options were granted; provided, however, that, in the case of ISOs, each such adjustment shall be made in such manner as not to constitute a "modification" within the meaning of Section 424(h)(3) of the Code.

     In the event that the Company is succeeded by another corporation in a reorganization, merger, consolidation, acquisition of property or stock, separation or liquidation, the Committee may, in its absolute discretion and on such terms and conditions as it deems appropriate, provide, either by terms of the Incentive or a resolution adopted prior to the occurrence of the reorganization, merger, consolidation, acquisition of property or stock, separation or liquidation, that for some period of time prior to such event:

          (i) for any option granted under this Plan, such option (A) shall be exercisable as to all Shares covered thereby, (B) shall be assumed by such successor corporation, (C) shall be canceled and be replaced by a substitute option of the successor corporation or (D) shall be canceled in consideration for a cash payment in an amount equal to the Fair Market Value of the Shares covered by such option less their aggregate exercise price; and

          (ii) for any such Shares of restricted stock that are still subject to restrictions, (A) all restrictions on such Shares of restricted stock shall terminate or expire, (B) obligations of the Company in relation to such Shares of restricted stock shall be assumed by such successor corporation,
     (C) such Shares of restricted stock shall be canceled and replaced by substitute shares of restricted stock of the successor corporation or (D) such Shares of restricted stock shall be forfeited to the Company in consideration for a cash payment in an amount to be determined by the Committee.

     (c) Reservation of Shares. Shares delivered in connection with any Incentive shall, in the discretion of the Committee, be either Shares heretofore or hereafter authorized and then unissued, or previously issued Shares heretofore or hereafter acquired through purchase in the open market or otherwise, or some of each. The Company shall be under no obligation to reserve or to retain in its treasury any particular number of Shares at any time, and no particular Shares, whether unissued or held as treasury shares, shall be identified as those related to this Plan.

4. GRANTING OF INCENTIVES.

     The Committee, is authorized to grant options to selected Employees pursuant to this Plan during the calendar years 1990 through 2001 but not thereafter, to issue restricted stock to selected Employees pursuant to this Plan during the calendar years 1991 through 2001 but not thereafter, and to issue performance awards to selected Employees pursuant to this Plan during the calendar years 1993 through 2001 but not thereafter. Incentives under the Plan may be granted in any one or a combination of (a) stock options, (b) restricted stock, and (c) performance awards. All Incentives shall be subject to the terms and conditions set forth herein and to such other terms and conditions as may be established by the Committee. The type of Incentive or combination thereof, the number of Shares, if any, covered by Incentives granted in each year; the Employees to whom Incentives are granted; and the number of Shares covered by Incentives granted to each Employee selected shall be wholly within the discretion of the Committee, subject only to the limitations prescribed in Sections 3, 5 and 7.

5. STOCK OPTIONS.

     The Committee may grant options qualifying as incentive stock options ("ISOs") under Section 422 of the Code and nonqualified stock options (collectively, "options"). Options granted under this Plan shall be subject to the following terms and conditions and such other terms and conditions as the Committee may determine:

          (a) Option Price. The option price shall be fixed by the Committee; provided, however, that the price per Share shall not be less than 100% of the fair market value of the Shares on the date such option is granted; provided, further, that, in the case of ISOs, the price per Share shall not be less than 100% (110% in the case of a Participant then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or any Parent Corporation) of the Fair Market Value of the Shares on the date such option is granted. For purposes of ISOs granted under this Plan, the "Fair Market Value" of the Company's Common Stock shall be determined by the Committee in accordance with Section 422 of the Code and the regulations promulgated thereunder.

          (b) Non-transferable. Options shall not be transferable otherwise than by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant or the Participant's guardian or legal representative. No option shall be subject, in whole or in part, to attachment, execution or levy of any kind.

          (c) Option Period; Expiration. Each option shall expire and all rights thereunder shall end at the expiration of such period (which shall not be more than ten years) after the date on which it was granted as shall be fixed by the Committee, subject in all cases to earlier expiration as provided in paragraphs (d) and (e) of this Section 5 in the event of termination of employment or death. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or any Parent Corporation, unless such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

          (d) Participant Only; Upon Termination of Employment by Reason Other Than Death; Expiration. During the lifetime of a Participant, his or her option shall be exercisable only by the Participant and, unless otherwise provided in the option agreement or by resolution adopted after the date of grant, only while employed by the Company or a Subsidiary or within (i) three years after Retirement or total disability if and to the extent exercisable by the Participant on the last day of employment prior to such event, or (ii) three months after the Participant otherwise ceases to be so employed if and to the extent the option was exercisable by the Participant on the last day of such employment; provided, that in the case of an option which is an ISO a Participant must exercise his or her option within (i) three months from the date the Participant ceases to be so employed other than by reason of death or total disability, or (ii) twelve months after the Participant ceases to be so employed by reason of his or her total disability. The option, to the extent not exercisable on the date of termination from employment, shall terminate. Notwithstanding the above, in no event shall options be exercisable later than the end of the period fixed by the Committee in accordance with the provisions of paragraph (c) of this Section 5.

          (e) Upon Death; Expiration. If a Participant dies within a period during which the option could have been exercised by the Participant, his or her option may be exercised within three years after such Participant's death (but not later than the end of the period fixed by the Committee in accordance with the provisions of paragraph (c) of this Section 5) by those entitled under the Participant's will or the laws of descent and distribution, but only if and to the extent the option was exercisable by the Participant immediately prior to death. The option, to the extent not exercisable on the date of death (or, if earlier, termination from employment), shall terminate.

          (f) Exercisable Pursuant to Terms of Grant; Acceleration. Options shall become exercisable and in such installments (which may be cumulative) as the Committee shall provide in the terms of each individual option; provided, however, by resolution adopted after an option is granted, the Committee may on such terms and conditions as it may determine to be appropriate, accelerate the time at which such option or any portion thereof may be exercised.

          (g) Full or Partial Exercise. As the Committee may fix at or after the time of grant, options may be exercised in whole at one time or in part from time to time.

          (h) Delivery of Shares; Payment. No Shares shall be delivered upon the exercise of an option until (i) the option price has been paid in full in cash or, at the discretion of the Committee, in whole or in part in Common Stock owned by the Participant valued at fair market value on the date of exercise; ii) all amounts which the Company (or other employer corporation) is required to withhold under federal, state or local law in connection with the exercise of the option have been paid in full in cash;
     (iii) such Shares have been admitted to listing on all stock exchanges on which such class of stock is then listed; (iv) the registration or other qualification requirements for such Shares, which the Committee, in its absolute discretion, deem necessary or advisable, have been completed; and
     (v) the approval or clearances from any state or federal governmental agency, which the Committee shall, in its absolute discretion, determine to be necessary or advisable, have been obtained. Subject to the Committee's consent, the full payment required under subparagraph (i) above may be made by retention by the Company of Shares to be issued pursuant to such option exercise with an aggregate fair market value on the date of exercise equal to the total exercise price for the options being exercised.

          (i) ISO $100,000 Limit. To the extent that the aggregate Fair Market Value (within the meaning of Section 5(a)) of Shares with respect to which ISOs first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to incentive stock options under all other plans of the Company or any Parent Corporation, such options shall be treated as nonqualified stock options. For this purpose, the "Fair Market Value" of the stock subject to options shall be determined as of the date the options were awarded. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO.

6. RESTRICTED STOCK.

     Shares of restricted stock granted under this Plan shall be subject to the following terms and conditions and such other terms and conditions as the Committee may determine:

          (a) Price; Legal Consideration. The price for issuance of the Shares of restricted stock shall be fixed by the Committee; provided that legal consideration shall be required for each issuance of Shares of restricted stock.

          (b) Non-transferable. Shares of restricted stock shall not be transferable until the expiration or termination of all restrictions on such Shares, and prior to the expiration or termination of such restrictions, Shares of restricted stock shall not be subject, in whole or in part, to attachment, execution or levy of any kind.

          (c) Restrictions; Expiration. The Shares of restricted stock issued under this Plan shall be subject to such restrictions as the Committee shall provide and all such restrictions shall terminate or expire at the end of such period (which shall not be more than ten years) after the date on which such restricted shares were issued as shall be fixed by the Committee, subject in all cases to earlier expiration as provided in paragraphs (d) of this Section 6.

          (d) Vesting; Acceleration. Restricted stock shall vest as the Committee shall provide in the terms of each individual grant; provided, however, by resolution adopted after restricted stock is granted, the Committee may, on such terms and conditions as it may determine to be appropriate, accelerate the time at which such restricted stock or any portion thereof shall vest.

7. PERFORMANCE AWARDS.

     The Committee may, in its discretion, grant performance-based awards to eligible Employees based upon such factors as the Committee shall deem relevant in light of the specific type and terms of the award. In addition, and without limiting the generality of the foregoing, the Committee may grant performance-based awards within the meaning of Section 162(m) of the Code ("Performance Awards"), whether in the form of Shares, restricted stock, performance stock, phantom stock, cash awards or other rights, whether or not related to stock values or appreciation, the grant, vesting, exercisability or payment of which depends on the degree of achievement of the Performance Criteria (within the meaning of Section 7(b) below) relative to preestablished targeted levels for (i) the Company on a consolidated, segment, subsidiary or division basis, or (ii) an individual. An award that is intended to satisfy the requirements of this Section 7 applicable to Performance Awards shall be designated as such at the time of grant. Such Performance Awards shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

          (a) Eligible Class. The eligible class of persons for Performance Awards under this Section 7 shall be executive officers of the Company and, in the discretion of the Committee, other key employees of the Company.

          (b) Award Period; Performance Criteria. The Committee shall determine and include in a Performance Award grant the period of time for which a Performance Award is made ("Award Period"). The applicable Award Period may not be less than one year nor more than 10 years. The Committee shall also establish the criteria by which the performance shall be measured ("Performance Criteria") during the Award Period as a basis for determination of the amount payable under the Performance Award. The Performance Criteria may include: earnings per share, sales growth, pre-tax margin, net earnings (before or after taxes, interest depreciation and/or amortization), cash flow, economic value added, return on equity or on assets or on net investment, or cost containment or reduction, or any combination thereof. The Performance Criteria may include minimum and optimum objectives or a single set of objectives. The applicable Performance Criteria and specific performance target or targets ("targets") must be approved by the Committee in advance of applicable deadlines under the Code and while the performance relating to such targets remains substantially uncertain. Performance targets may be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains or losses, accounting changes or other extraordinary events not foreseen at the time the targets were set, to the extent permitted by Section 162(m) and applicable regulations and interpretations thereunder.

          (c) Payment; Maximum Award. The Committee shall establish the method of calculating the amount of payment to be made under a Performance Award based on the extent to which the Performance Criteria are met. After the completion of an Award Period, the performance shall be measured against the Performance Criteria, and the Committee shall determine the amount to be paid under the Performance Award. The Committee, in its discretion, may elect to make payment in Shares, restricted stock, cash or any combination of Shares, restricted stock or cash, and such payment form shall be specified in the applicable Performance Award agreement. In no event shall grants of Performance Awards in any calendar year to a Participant, whether payable in cash, Shares, restricted stock or combination of cash, Shares, or restricted stock relate to a cash amount of more than $2 million. For purposes of this limit, each Performance Award which is payable in Shares or restricted stock shall be deemed to be converted as of the date of grant to an equivalent cash amount, determined by multiplying the number of Shares or restricted stock subject to such Performance Award by the closing price of a Share of the Company's Common Stock on the New York Stock Exchange as of the date of grant of the

     Performance Award. Performance Awards that are canceled during the year shall be counted against this limit to the extent required by Code Section 162(m). Stock options satisfying the requirements of Code Section 162(m) are subject to the individual limit as set forth in Section 3(a) and not the preceding individual limit.

          (d) Committee Certification. Before any Performance Award is paid, the Committee must certify in writing that the Performance Criteria and any other material terms of the Performance Award were satisfied; provided, however, that a Performance Award may be paid without regard to the satisfaction of the applicable Performance Criteria in the event of a change in control event, death or total disability, to the extent permitted under Section 162(m) of the Code and Section 3(b).

          (e) Terms and Conditions of Awards. The Committee will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 7 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Committee preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

          (f) Non-Transferable. Performance Awards are not transferable, and are not subject in whole or in part, to attachment, execution or levy of any kind.

8. CONTINUATION OF EMPLOYMENT.

     Neither this Plan nor any Incentive issued hereunder shall confer upon any Employee any right to continue in the employ of the Company or any Subsidiary or limit in any respect the right of the Company or any Subsidiary to terminate his or her employment at any time for any reason, with or without cause.

9. ADMINISTRATION.

     The Committee may make such rules and regulations and establish such procedures as it deems appropriate for the administration of this Plan. The Committee's authority to administer this Plan shall include, but not be limited to, the ability to accelerate or to extend the exercisability or post-termination exercise period of any or all outstanding Incentives within the maximum terms of Incentives permitted hereunder. In the event of a disagreement as to the interpretation of this Plan or any amendment thereto or any rule, regulation or procedure thereunder or as to any right or obligation arising from or related to this Plan, the decision of the Committee shall be final and binding upon all persons in interest, including the Company and its stockholders.

10. TERMINATION OR AMENDMENT OF THE PLAN.

     The Board without further action by the stockholders may terminate this Plan at any time prior to December 31, 2001 and may from time to time amend this Plan as permitted by applicable statutes as it deems desirable. Any amendment that would (i) materially increase the benefits accruing to Participants under this Plan, (ii) materially increase the aggregate number of securities that may be issued under this Plan, or (iii) materially modify the requirements as to eligibility for participation in this Plan, shall be subject to stockholder approval only to the extent then required by Section 422 of the Code or applicable law, or deemed necessary or advisable by the Board. Without limiting any other express authority of the Committee under but subject to the express limits of this Plan, the Committee by agreement or resolution may waive conditions of or limitations on Incentives that the Committee in the prior exercise of its discretion has imposed, without the consent of a Participant, and may make other changes to the terms and conditions of Incentives that do not affect in any manner materially adverse to the Participant, his or her rights and benefits under an Incentive. No amendment, suspension or termination of this Plan or change of or affecting any outstanding Incentive shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Company under any Incentive granted under this Plan prior to the effective date of such change. Changes contemplated by Section 3(b) shall not be deemed to constitute changes or amendments for purposes of this Section 10. No Incentive shall be granted or issued under the Plan after December 31, 2001, but Incentives granted or issued prior thereto may extend beyond that date.

11. TAXES.

     Prior to any distribution of cash or stock to any Participant, appropriate arrangements shall be made for the payment of any taxes required to be withheld by federal, state or local law. The Company shall be entitled to require cash payment, to withhold the amount or to retain Shares with a fair market value equal to the amount of any tax attributable to any amount payable or Shares deliverable under the Plan after giving the person entitled to receive such amount or Shares notice as far in advance as practicable.

12. STOCKHOLDER APPROVAL OF PLAN.

     This Plan will be submitted for the approval of the Company's stockholders within twelve months after the date of the Board's initial adoption of this Plan or adoption of any amendments requiring stockholder approval. Options may be granted and Shares of restricted stock may be issued prior to such stockholder approval; provided, however, that such options shall not be exercisable and the restrictions on such Shares of restricted stock shall not expire or terminate prior to the time when this Plan is approved by the stockholders; provided, further, that if such approval has not been obtained at the end of said twelve-month period, all options previously granted and all Shares of restricted stock issued under this Plan shall thereupon be canceled and become null and void. No Shares may be granted or issued with respect to Performance Awards prior to stockholder approval of the amendment making such awards available as Incentives under this Plan.

13. PLAN CONSTRUCTION.

     (a) Rule 16b-3. It is the intent of the Company that transactions in and affecting Incentives in the case of Participants who are or may be subject to
Section 16 of the Exchange Act satisfy any then applicable requirements of Rule 16b-3 so that such persons (unless they otherwise agree) will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act in respect of those transactions and will not be subjected to avoidable liability thereunder. If any provision of this Plan or of any Incentive would otherwise frustrate or conflict with the intent expressed above, that provision to the extent possible shall be interpreted as to avoid such conflict. If the conflict remains irreconcilable, the Committee may disregard the provision if it concludes that to do so furthers the interest of the Company and is consistent with the purposes of this Plan as to such persons in the circumstances.

     (b) Rule 162(m). It is the further intent of the Company that options with an exercise price not less than fair market value on the date of grant and Performance Awards under Section 7 of this Plan that are granted to or held by a covered employee (within the meaning of Code Section 162(m) and regulations thereunder) shall qualify as performance-based compensation under Section 162(m) of the Code, and this Plan shall be interpreted consistent with such intent.

                           [Mellon Trust Letterhead]



                                   ATTENTION

                 SAVINGS AND INVESTMENT PLAN VOTING INFORMATION



        Please complete and return the "Proxy/Voting Instruction Card," enclosed with the Proxy materials*, in order to direct us in the voting of the shares of Beckman Common Stock held by us, as trustee for the Beckman Savings and Investment Plan. A return envelope (U.S. postage paid) is provided.

        Your instructions must be received by April 1, 1997, in order to be included in the tabulation; otherwise, the shares held for your Beckman Stock Fund account(s) will not be voted at the 1997 Annual Meeting.

        Your individual voting instructions are held in confidence and will not be disclosed to Beckman or others, unless otherwise required by law, regulation, or court order. This applies to all shares held in your name, not just to those held on your behalf by the Savings and Investment Plan Trust.

        We look forward to receiving your instructions and encourage you to complete and return the enclosed "Proxy/Voting Instruction Card" to enable the shares to be voted.

                                        MELLON BANK, N.A., TRUSTEE
                                        Beckman Instruments, Inc.
                                        Savings and Investment Plan



February 1997


       * A "TRUSTEE VOTING INSTRUCTION CARD" may also be enclosed in the envelope and you may receive more than one package of proxy materials depending on differences in the recording of your name on employee or stock registration records. PLEASE COMPLETE AND RETURN ALL CARDS RECEIVED. YOU MAY USE THE SAME RETURN ENVELOPE FOR ALL CARDS.

    Please mark your
[X] votes as in this                                                      7785
    example.

The Instruction Card must be properly executed in order for shares to be voted in the manner directed herein by the undersigned. If properly executed, but no direction is indicated, it will be counted as a vote FOR Proposals 1 and 2.

-------------------------------------------------------------------------------
        The Board of Directors recommends a vote FOR Proposals 1 and 2.
-------------------------------------------------------------------------------

                    FOR     WITHHELD                                                                    FOR     AGAINST   ABSTAIN
1. Election of     [   ]     [   ]          2. Approval of Amendments to the Beckman Instruments,      [   ]     [   ]     [   ]
   Directors                                   Inc. Incentive Compensation Plan of 1990.
   (see reverse)

For, except vote withheld from the following nominee(s)


---------------------------------------------

--------------------------------------------------------------------------------




                                        Note:  Please date and sign your name
                                               exactly as it appears hereon.







                                              ---------------------------------
                                              SIGNATURE                  DATE


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE



MELLON TRUST

                               A T T E N T I O N


                     TRUSTEE VOTING INSTRUCTION INFORMATION
                              BENEFIT EQUITY TRUST



        Please complete and return the "Trustee Voting Instruction Card," above. It must be received by April 1, 1997 to enable tabulation in time for the 1997 Annual Meeting. A return envelope (U.S. postage paid) is provided.

        The Benefit Equity Trust was established to assist Beckman in meeting its stock-based obligations. You do not have any interests, entitlements, claims, ownership or beneficial ownership in any stock or other assets of the Beckman Benefit Equity Trust. However, pursuant to the terms of this trust, we as trustee hereby request your assistance as a recent participant in the Beckman Employees' Stock Purchase Plan by directing the vote of the trust's holding of Beckman Common Stock. Your individual voting instructions are held in confidence and will not be disclosed to Beckman or others, unless otherwise required by law, regulation, or court order.

        All Beckman Common Stock shares held in the trust will be voted by Mellon Bank, N.A., as trustee, and the vote will be in the same proportions as the number of instructions received by us. Accordingly, we are looking forward to your assistance in providing us with your voting preferences and encourage you to complete and return the above Trustee Voting Instruction Card.

                           MELLON BANK, N.A., TRUSTEE
                           Beckman Instruments, Inc.
                              Benefit Equity Trust


February 1997

       * A "PROXY/VOTING INSTRUCTION CARD" may also be enclosed or you may have received more than one package of proxy materials depending on differences in the recording of your name on employee and stock registration records. PLEASE COMPLETE AND RETURN ALL CARDS RECEIVED. YOU MAY USE THE SAME RETURN ENVELOPE FOR ALL CARDS.

                        TRUSTEE VOTING INSTRUCTION CARD
           BECKMAN INSTRUMENTS, INC. ("BECKMAN") BENEFIT EQUITY TRUST

        The Board of Directors of Beckman has solicited a proxy from Mellon Bank, N.A., as Trustee for the Beckman Benefit Equity Trust, on matters presented at the Beckman Annual Meeting of Stockholders, April 3, 1997, and any adjournments or postponements thereof. The undersigned directs the Trustee, on the reverse side hereof, on the vote upon the nominees for Director for the term expiring in 2000:

        Peter B. Dervan, Gavin S. Herbert, C. Roderick O'Neil, Louis T. Rosso

        This card constitutes voting instructions to the Trustee only. Completion of this card does not imply, create or bestow on the undersigned any ownership or other rights to assets in the Beckman Benefit Equity Trust. All shares of Beckman Common Stock held in the Trust on the Record Date will be voted as directed in proportion to the number of responses received by the Trustee.

        You may receive more than one set of proxy materials if you hold Beckman Common Stock of record, in street name, in the Beckman Dividend Reinvestment Plan, in a First Chicago book entry account for certain employee purchases, or such stock is held on your behalf in the Beckman Savings and Investment Plan. Please sign, date and return all cards that you receive.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.

                                                                ----------------
                                                                   SEE REVERSE
                                                                       SIDE
                                                                ----------------
--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

-------------------------------------------------------------------------------

                           BECKMAN INSTRUMENTS, INC.
                         PROXY/VOTING INSTRUCTION CARD

    Proxy Solicited by Board of Directors for Annual Meeting of Stockholders
         Beckman Instruments, Inc. Headquarters, Fullerton, California
                      Thursday, April 3, 1997, 10:00 a.m.

        The undersigned hereby authorizes and appoints John P. Wareham and Francis P. Lucier and each of them, as true and lawful agents and proxies with full power of substitution in each, to represent the undersigned as indicated on the reverse side hereof and in their discretion on all matters as may come before the 1997 Annual Meeting of Stockholders or any adjournments or postponements thereof.

                Nominees for Director for Term Expiring in 2000:
     Peter B. Dervan, Gavin S. Herbert, C. Roderick O'Neil, Louis T. Rosso

        This card provides voting instructions, as applicable, to (1) the appointed proxies for shares held of record by the undersigned including those held under the Company's Dividend Reinvestment Plan and for shares held in First Chicago book entry accounts for certain employee purchases and (2) the Trustee for shares held on behalf of the undersigned in the Company's Savings and Investment Plan (See "Savings and Investment Plan Voting Information" sheet, enclosed if applicable). If registrations are not identical, you may receive more than one set of proxy materials. Please sign, date and return all cards you receive.

        You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE) but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote shares on your behalf unless you sign and return this card.

                                                              -------------
                                                               SEE REVERSE
                                                                  SIDE
                                                              -------------

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                              FOLD AND DETACH HERE









                [MAP GRAPHIC HERE]      Parking will be available at the corner
                                        of Harbor Blvd. and Lambert Road. To
                                        enter the parking area continue north on Harbor Blvd., turn right on Lambert Road and then immediately turn right into first parking entrance.




-------------------------------------------------------------------------------

    Please mark your
[X] votes as in this
    example

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Proposals 1 and 2.
----------------------------------------------------------------------------------------------------------------------------------
                                  The Board of Directors recommends a vote FOR Proposals 1 and 2.
----------------------------------------------------------------------------------------------------------------------------------
                            FOR   WITHHELD                                                                 FOR   AGAINST   ABSTAIN
1. Election of Directors    [ ]      [ ]       2. Approval of Amendments to the Beckman Instruments, Inc.  [ ]     [ ]       [ ]
   (see reverse)                                  Incentive Compensation Plan of 1990.
For, except vote withheld
from the following nominee(s)

-------------------------------
----------------------------------------------------------------------------------------------------------------------------------
                                                                Please check this box if you plan to attend the Annual Meeting.
                                                                                                  [ ]
                                                                The signer hereby revokes all instructions heretofore given by the signer to vote at said meeting or any adjournment thereof.

                                                                NOTE: Please date and sign exactly as name appears hereon.
                                                                Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                                                -------------------------------------------------------------------

                                                                -------------------------------------------------------------------
                                                                SIGNATURE(S)                                          DATE
----------------------------------------------------------------------------------------------------------------------------------
                                                        FOLD AND DETACH HERE


Dear Stockholder:

The annual meeting of stockholders of Beckman Instruments, Inc. will be held on Thursday, April 3, 1997, at 10:00 am. We urge you to promptly sign, date and return the attached proxy card in the envelope provided.

If you plan to attend the meeting, please indicate so in the box provided on the proxy card.

The meeting is being held at Beckman's headquarters located at 2500 Harbor Boulevard, Fullerton, California. On the reverse side of this letter is a map of the area. Reserved parking will be in our northwest parking area located at the corner of Imperial and Lambert. To enter the parking area continue north on Harbor Blvd. turning right on Lambert Road and then immediately turn right into the first parking entrance.

If you have any questions concerning the meeting, please contact Cynthia Skoglund at (714) 773-8213.